UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street,
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

American Express Company (the "Company") has received notice of an unsolicited "mini-tender" offer by Baker Mills LLC to purchase up to 45,000 shares of the Company's common stock at an offer price of $82.00 per share, which is 20.41% lower than the $103.03 per share closing price for the Company's common stock on August 17, 2018, the last trading day prior to the commencement of the offer.
The Company does not endorse Baker Mills' unsolicited mini-tender offer and recommends that shareholders do not tender their shares.  The Company also recommends that any shareholders who have already tendered their shares withdraw them by providing the notice described in the offering documentation before the expiration of the offer, which is currently scheduled for 5:00 p.m. New York City time on September 18, 2018.  The Company is not associated in any way with Baker Mills, its mini-tender offer, or its mini-tender offer documentation.
A copy of the Company's press release containing additional information regarding Baker Mills' mini-tender offer is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press release of American Express Company, dated August 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)

	By:	/s/ Tangela S. Richter
Name: Tangela S. Richter
Title: Corporate Secretary

Date: August 29, 2018